CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of PIMCO Funds of our reports dated May 24, 2017, relating to the financial statements and financial highlights, which appears in the funds listed in Attachment I (the “Funds”) Annual Report on Form N-CSR for the year ended March 31, 2017. We also consent to the references to us on the cover page of the Statement of Additional Information and under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP

Kansas City, Missouri

April 26, 2018

Attachment I

PIMCO Funds

† Denotes that the fund/portfolio issues consolidated financial statements for the period ended March 31, 2017.

1.	PIMCO All Asset All Authority Fund
2.	PIMCO All Asset Fund
3.	PIMCO California Intermediate Municipal Bond Fund
4.	PIMCO California Municipal Bond Fund
5.	PIMCO California Short Duration Municipal Income Fund
6.	PIMCO CommoditiesPLUS® Strategy Fund †
7.	PIMCO CommodityRealReturn Strategy Fund®†
8.	PIMCO Credit Absolute Return Fund
9.	PIMCO Diversified Income Fund
10.	PIMCO Emerging Local Bond Fund
11.	PIMCO Emerging Markets Bond Fund
12.	PIMCO Emerging Markets Corporate Bond Fund
13.	PIMCO Emerging Markets Currency Fund
14.	PIMCO Emerging Markets Full Spectrum Bond Fund
15.	PIMCO Extended Duration Fund
16.	PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)
17.	PIMCO Foreign Bond Fund (Unhedged)
18.	PIMCO Global Advantage® Strategy Bond Fund
19.	PIMCO Global Bond Fund (U.S. Dollar-Hedged)
20.	PIMCO Global Bond Fund (Unhedged)
21.	PIMCO Global Multi-Asset Fund†
22.	PIMCO GNMA Fund
23.	PIMCO Government Money Market Fund
24.	PIMCO High Yield Fund
25.	PIMCO High Yield Municipal Bond Fund
26.	PIMCO High Yield Spectrum Fund
27.	PIMCO Income Fund
28.	PIMCO Inflation Response Multi-Asset Fund†
29.	PIMCO Investment Grade Corporate Bond Fund
30.	PIMCO Long Duration Total Return Fund
31.	PIMCO Long-Term Credit Fund
32.	PIMCO Long-Term U.S. Government Fund
33.	PIMCO Low Duration ESG Fund
34.	PIMCO Low Duration Fund
35.	PIMCO Low Duration Fund II
36.	PIMCO Low Duration Income Fund
37.	PIMCO Moderate Duration Fund
38.	PIMCO Mortgage Opportunities Fund
39.	PIMCO Mortgage-Backed Securities Fund
40.	PIMCO Multi-Strategy Alternative Fund
41.	PIMCO Municipal Bond Fund
42.	PIMCO National Intermediate Municipal Bond Fund
43.	PIMCO New York Municipal Bond Fund
44.	PIMCO Preferred and Capital Securities Fund
45.	PIMCO RAE Fundamental PLUS Small Fund
46.	PIMCO RAE Fundamental Advantage PLUS Fund
47.	PIMCO RAE Fundamental PLUS EMG Fund
48.	PIMCO RAE Fundamental PLUS Fund
49.	PIMCO RAE Fundamental PLUS International Fund

50.	PIMCO RAE Low Volatility PLUS International Fund
51.	PIMCO RAE Low Volatility PLUS EMG Fund
52.	PIMCO RAE Low Volatility PLUS Fund
53.	PIMCO RAE Worldwide Long/Short PLUS Fund
54.	PIMCO Real Return Asset Fund
55.	PIMCO Real Return Fund
56.	PIMCO Real Return Limited Duration Fund
57.	PIMCO RealEstateRealReturn Strategy Fund
58.	PIMCO REALPATH® 2020 Fund
59.	PIMCO REALPATH® 2025 Fund
60.	PIMCO REALPATH® 2030 Fund
61.	PIMCO REALPATH® 2035 Fund
62.	PIMCO REALPATH® 2040 Fund
63.	PIMCO REALPATH® 2045 Fund
64.	PIMCO REALPATH® 2050 Fund
65.	PIMCO REALPATH® 2055 Fund
66.	PIMCO REALPATH® Income Fund
67.	PIMCO Senior Floating Rate Fund
68.	PIMCO Short Asset Investment Fund
69.	PIMCO Short Duration Municipal Income Fund
70.	PIMCO Short-Term Fund
71.	PIMCO StocksPLUS® Small Fund
72.	PIMCO StocksPLUS® International Fund (Unhedged)
73.	PIMCO StocksPLUS® Absolute Return Fund
74.	PIMCO StocksPLUS® Fund
75.	PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)
76.	PIMCO StocksPLUS® Long Duration Fund
77.	PIMCO StocksPLUS® Short Fund
78.	PIMCO Total Return ESG Fund
79.	PIMCO Total Return Fund
80.	PIMCO Total Return Fund II
81.	PIMCO Total Return Fund IV
82.	PIMCO TRENDS Managed Futures Strategy Fund†
83.	PIMCO Unconstrained Bond Fund
84.	PIMCO Unconstrained Tax Managed Bond Fund